Tenancy Agreement

1. This Agreement made on the **26th day** of **March 2017** between **PRIME STRUCTURES HOLDINGS PTE LTD ("the Owner"/"Landlord")** with its office at 430 Tagore Industrial Avenue, Singapore 787810 and **PRIME STRUCTURES ENGINEERING PTE LTD ("the Tenant")** a private limited company incorporated in Singapore and having its registered office at 180 Tagore Lane, Singapore 787580.

2. **WHEREBY IT IS AGREED** as follows:

   2.1 The Owner agrees to grant and the Tenant agrees to accept a tenancy of the premises at **430 Tagore Industrial Avenue, Singapore 787810 (the Premises)** having a total floor space of approximately **12,520 sq feet** with all its existing fixtures and fittings therein [before Proposed Additions / Alterations to the 2 Storey Terrace Factory with Mezzanine Floor] upon the terms of this Agreement.

   2.2 **Term**
   The term of this agreement shall be for a fixed term of **20 years**, commencing on the **26th day of March 2017** and expiring on the **31st day of March 2037** (hereinafter called "the said term").

   2.3 **Rental**
   The monthly rental shall be Singapore Dollars **$30,000.00 (SGD: Thirty Thousand Only)** plus Goods and Services Tax (if applicable) due and payable in advance on the first day of each and every month during the term of the tenancy hereby created without any demand, deductions or set-off.

3.0 **TENANT'S COVENANTS**
The Tenant hereby Covenants with the Landlord as follows:

   3.1 **Rent & Service Charge**
   To pay the said rent and *service charge hereby reserved at the time and in the manner aforesaid without any deduction or set-off whatsoever.

   3.2 **Deposit**
   As security for the performance and compliance by the Tenant of all the covenants and conditions on the part of the Tenant to
   be performed or complied, the Tenant shall

   (a) pay on the execution of this Agreement a Rental Deposit of **SGD$60,000.00 (Sixty Thousand only)** to the Owner.

   (b) if the Tenant shall fail to perform and/or comply with any of the said covenants and conditions, then such part of whole of the Rental Deposit may be forfeited by the Owner and applied thereto to settle all claims by the Owner for arrears of rent, interests, penalties, service and conservancy charges, costs of redecoration of the Premises howsoever occasioned (fair wear and tear excepted), costs of cleaning the premises upon the Tenant vacating the same, legal cost and any claim for any breach or non-compliance by the Tenant of the covenants herein contained and on the part of the Tenant to be performed or complied with. The amount and nature of the said replacement fittings, repairs redecoration and cleaning and all claims of the Owner are to be decided upon by the Owner in its absolute discretion and the Tenant shall not dispute such sums. In the event that the deposits are insufficient to meet the Owner's claim, the difference shall constitute a debt owed by the Tenant to the Owner and to be recovered forthwith; and

   (c) where the sum of the deposit is reduced by such forfeiture, the Tenant shall on demand promptly pay the difference to the Owner

   (d) if the Tenant shall duly perform and observe all the said covenants and conditions herein, the Owner shall upon the expiration or termination of the Tenancy, refund the Rental and Reinstatement Deposits or such balance thereof without interest to the Tenant after the Tenant shall have delivered vacant possession of the Premises to the Owner.

   3.3 **GST**
   To pay the Goods and Services Tax (GST) [if applicable], and any present or future rates, taxes or assessment, impositions, levy or outgoings imposed upon or in respect of all sums payable by the Tenant to the Landlord pursuant to this Agreement.

3.4 __Increase in Property Tax__

To pay on demand any increase in property tax, over and above the amount of property tax for the said premises payable by the Landlord, regardless of the reason for such increase in the property tax and if the property tax is imposed or levied after the expiry of the Term herein or retrospectively this clause shall remain in full force and effect insofar as the same are not fulfilled.

3.5 __Utilities__

Any water, electricity or gas meters to be installed for the use of the demised premises shall be installed at the Tenant's own cost and the Tenant shall pay all charges, including any tax payable thereon for the supply of water, electricity, gas and any water borne sewerage system, installed or used at the said premises.

3.6 __Alteration and Additions__

(a) Not to make or permit to be made any alterations and additions to the said premises (whether or not structural) or to any of the Landlord's fixtures or fittings in the said premises without having first obtained the Landlord's written consent.

(b) In the event the Landlord consents to such alterations or additions, the Tenant shall obtain at its own expense all planning permission and approvals necessary under the relevant statutory and non-statutory regulations, to carry out such additions and alterations in accordance with the conditions thereof.

3.7 __Tenantable Repair__

(a) To keep at all times the interior of the said premises including flooring, interior plaster and other surface material and all the Landlords fixtures and fittings in good and tenantable condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted).

(b) To give immediate notice to the Landlord of any accident or damage to the interior of the premises, fixtures and fittings or other facilities whatsoever provided by the Landlord and to pay immediately or to reimburse the Landlord for the cost of such repair or replacement save where such damage is caused by any act beyond the control of the Tenant.

3.8 __Access to Premises__

(a) To permit the Landlord and their agents, surveyors and workmen to enter upon the demised premises at all reasonable times by prior appointment, for the purpose of viewing the condition thereof and to do such works as may be required for any repairs to the said premises and to require the Tenant to rectify any defect for which the Tenant is liable within seven (7) days falling which, the Landlord shall carry out such repair works and the costs thereof shall be treated as debt due from the Tenant and shall be recoverable from the Tenant forthwith as such.

(b) To allow the Landlord free access immediately into the said premises, at all times, in cases of emergency

3.9 __Repairs & Maintenance__

To be responsible for all repairs and maintenance of the premises, the lift, all fixtures and fittings and replacement of all parts and other expendable items at the premises at its own expense during the tenancy.

3.10 __Use of Premises__

Not to use the said premises or any part thereof other than as a **DESIGN & TECHNICAL DRAWING AND ADMINISTRATIVE OFFICE, STEEL FABRICATION AND STORAGE FACILITY** in connection with and for the purpose of the Tenant's Business.

3.11 __Permits and Approvals__

To obtain at its cost all necessary approvals, permits and licences from the relevant authorities to use the said premises as mentioned in clause 3.10. Any delay or failure in obtaining or any suspension or revocation of any necessary approval, permit or licence shall not affect the tenancy herein.

3.12 **Storage of Dangerous Materials**
Not to bring, store, permit or suffer to be done in the demised premises or any part thereof any goods which in the opinion of the Landlord are of a dangerous, obnoxious, inflammable or explosive nature and should the Landlord consent to the storage of such material, to pay any increase in premium for fire or other insurances that may be taken out by the Landlord.

3.13 **Not to create Nuisance**
Not to use the said premises or any part thereof in a manner which may become a nuisance or annoyance to the Landlord or the occupants of the Building or neighbouring premises.

3.14 **No illegal or immoral Activities**
Not to do or suffer to be done anything in or upon the said premises or any part thereof, any activities of an illegal or immoral nature.

3.15 **No Assignments and Sub-Letting**
Not to assign, underlet or part with the possession, use or occupation of the demised premises or any part thereof, whether or not for consideration, without the prior written consent of the Landlord.

3.16 **No Waste**
Not to throw or permit to be thrown, any dirt, rubbish, rags, boxes or other refuse except into proper bins and other containers provided for such purpose and to pay the Landlord the costs of removing such things and the costs of any damage to the common area, passages, lifts, lift shafts, toilets or other conveniences in the Building from the breach thereof.

3.17 **No Heavy Machinery**
Not to bring or allow to be brought onto the premises any heavy machinery exceeding the weight limits as set out under clause 3.19 below for Ground Floor, and no heavy equipment for the upper floors save for office equipment, information processing systems, photocopying machines, computers and such other equipment as are required for the Tenant's business and approved by the Landlord.

3.18 **No Excess Loading**
Not to do permit or suffer to be loaded on any part of the floors of the building or the said premises to a weight greater than 10 kN/m2 for the Ground Floor and 5 kN/m2 for the upper floors and shall when required by the Landlord distribute any load on any part of the floor of the said premises in accordance with the directions and requirements of the Landlord.

3.19 **Loading/Unloading & Delivery of Goods, etc.**
To ensure that the Tenant's employees, servants, agents or visitors do not obstruct the areas designated as loading/unloading areas and at all times comply with the directions of the Landlord's staff or agents exercising due control of such areas.

3.20 **Premises to be free of pests etc.**
To keep the said premises free of pests, insects, rodents, birds and animals and if required by the Landlord to employ from time to time or periodically, a pest-exterminating contractor approved by the Landlord to inspect and ensure that the said premises free of pests.

3.21 **Clearing of Drains, etc.**
To maintain, keep clean and free of chokage any drains, plumbing facilities or piping system serving the said premises.

3.22 **Illegal Immigrants**

a) Where the permitted occupants are non-Singaporeans to carry out due diligence checks to ensure that at all times during the currency of this Agreement that the Tenant and/or permitted occupants comply with all the rules and regulations relating to the Immigration Act and the Employment of Foreign Workers Act (if applicable) and any other Act of Parliament, Regulations or any rules or orders thereunder which relates to foreign residents and workers

b) To provide the Landlord upon request, for physical inspection, all immigration and employment documents, including but not limited to the passports of all non-local occupants, the employment pass and/or work permits, proof of employment and to provide the Landlord with certified true copies of such documents.

c) To authorise, permit and co-operate with the Landlord to make such enquiries with relevant government departments and/or employers to verify the same.

d) To maintain, keep clean and free of chokage any drains, plumbing facilities or piping system serving the said premises.

3.23 <u>Rules and Regulations</u>

(a) At all times to observe, perform and cause all its servants, independent contractors, agents, invitees and licensees to observe and perform, the rules and regulations and any amendments thereof and additions thereto and additions thereto as may from time to time be made by the Landlord which shall be binding on and enforceable against the Tenant.

(b) Not to do or suffer to be done any act, which shall amount to a breach or non-observance of any negative or restrictive covenant of this agreement or other instrument under which the Landlord holds the said premises.

3.24 <u>Compliance with Statutes</u>

At all times to observe, perform and cause all its servants, independent contractors, agents, invitees and licensees to observe and perform, the rules and regulations and any amendments thereof and additions thereto and additions thereto as may from time to time be made by the Landlord which shall be binding on and enforceable against the Tenant.

3.25 <u>Government Notices, etc.</u>

Should the Tenant receive any notices from any Government or any statutory or other relevant authorities with respect to the premises, to give immediately to the Landlord a copy of the same.

3.26 <u>Avoidance of Insurance</u>

(a) Not to do or permit to be done upon the said premises anything whereby the Landlord's insurance of said premises against fire may be rendered void or voidable or whereby the premium for any such insurance may be liable to be increased and to indemnify the Landlord against any such additional premiums.

(b) For avoidance of doubt the Tenant undertakes to indemnify the Landlord in full in the event such insurance becomes void or voidable due to the act or omission of the Tenant

3.27 <u>Indemnity</u>

To be responsible for and to indemnify the Landlord from and against all claims and demands and against any damage occasioned to the premises or any part of the Building or any adjacent or neighbouring premises or injury to any person by any act default or negligence of the Tenant or the servants, agents, licensees or invitees of the Tenant.

3.28 <u>Tenant's Insurance</u>

The Tenant shall at all times during the term hereby created and during any period of holding over, effect and keep current;

(a) a **public liability insurance policy** for a sum as may be specified by the Landlord from time to time in respect of the said premises which shall be taken out with an insurance company approved by the Landlord in the Joint names of the Landlord and the Tenant and shall pay all premiums, costs and disbursements in connection thereof within seven (7) days after the same shall become due and payable;

(b) (b) an adequate insurance policy, which shall be taken out with an insurance company approved by the Landlord on the **internal** partitions and all goods belonging to or held in trust by the Tenant in the said premises against loss or damage by **fire, water, damage or discharge from sprinkler systems etc.**

(c) any other insurance policy or policies to cover any other risk as the Landlord may from time to time require and shall produce to the Landlord on demand the above-mentioned policies as well as the receipts for payment of premium in respect thereof.

3.29 <u>Prospective Tenants</u>

To permit the Landlord and/or its agents, three (3) calendar months prior to the expiry of the term hereby created and upon prior appointment, to bring prospective tenants to view the said premises for the purpose of letting the same.

3.30 <u>Prospective Purchasers</u>

During the currency of this tenancy, to allow the Landlord or its representatives at all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof. The said premises shall be sold subject to this tenancy.

3.31 **Reinstatement & Yielding of Premises**

Upon the determination or sooner determination of the term hereby created, to reinstate and to peaceably and quietly yield the said premises and all the Landlord's fixtures, fittings and installations in or upon the said premises (including electrical installations, air-conditioning, pipes, conduits, etc.) to the state and condition as at the date the Tenant took possession of the said premises from the Landlord (fair wear and tear excepted) and to make good at the expense of the Tenant any damage or defacement caused failing which the Landlord shall rectify the same at the expense of the Tenant and deduct the costs thereof shall be treated as debt due from the Tenant shall be recoverable forthwith as such.

In view of the proposed structural Additions and Alterations that the Tenant is planning to undertake on this premises, the Owner may grant a waiver of the requirement to reinstate the structural building and/or the leasehold improvements to the premises at the conclusion of this Agreement – any such waivers from the Owner would be given in writing.

3.32 **Change of Address**

To advise the Landlord in writing of any change in the address or registered office as the case may be, of the Tenant.

3.33 **Legal Costs**

(a) To pay the stamp duty for stamping this Agreement in duplicate and administrative charges payable for such stamping, the Landlord's Solicitors' costs and disbursements in connection with the preparation and completion of this Agreement in duplicate and any other fees in connection therewith.

(b) To pay the Landlord's legal expenses (including legal cost and disbursements thereof) on a full indemnity basis, in connection with the enforcement of the terms and conditions of this agreement.

4.0 LANDLORD'S COVENANTS

The Landlord hereby agrees with the Tenant as follows:

4.1 **Quiet Enjoyment**

The Tenant paying the monthly rent and service charge hereby reserved and observing and performing the terms and provisions of this agreement shall peaceably hold and enjoy the demised premises during the said term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord (save for the rights reserved by the Landlord under this Agreement).

4.2 **Damage rendering premises unfit for use**

In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire, lightning, riot, explosion, or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use or inaccessible, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of the period the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage.

4.3 **Untenantability & Determination of Lease**

If the unfitness of the said premises or inaccessibility thereto as aforesaid shall continue for a period of more than six (6) months either the Landlord or the Tenant shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other.

4.4 **Insurance**

At all times throughout the term hereby created to keep insured the demised premises (excluding the fixtures and fittings of the Tenant) against loss or damage by fire and such other risks as the Landlord deem fit and to cause all monies received by virtue of such insurance to be forthwith laid out in reinstating the demised premises so that the same shall be in no worse condition as it was before being damaged.

4.5 **Tenant's Equipment**
To allow the Tenant to install or cause to be installed such equipment and other fixtures and fittings as are reasonably necessary for the operation of its business.

4.6 **Refund of Security**
To refund to the Tenant on the termination of this Agreement the Deposit held by the Landlord under the provisions of this Agreement provided there is no existing breach of any of the Tenants covenants herein contained or of any of the rules and regulations made from time to time by the relevant statutory authorities.

4.7 Rates
To pay all future rates, assessment, taxes, charges etc. in respect of the premises, save and except such as are herein agreed to be paid by the Tenant.

5.0 **GENERAL PROVISION**
Provided always and it is hereby agreed and declared as follows:

5.1 Right of Entry & Determination of Tenancy
If the rent or service charge hereby reserved shall not be paid for sixty (60) days after its due date (whether formally demanded or not) or if there shall be any breach of the conditions, covenants or stipulations on the part of the Tenant herein contained, or in the event of liquidation / bankruptcy, distress or other proceedings against the Tenant then it shall be lawful for the Landlord to re-enter upon the said premises or any part thereof and thereupon this tenancy shall absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach and all legal costs incurred by the Landlord shall be payable on a full indemnity basis by the Tenant.

5.2 Interest on Arrears
Without prejudice to the Landlord's rights reserved under clause 5.1 or any other rights or remedies available to the Landlord, in the event any monies due under or pursuant to this agreement shall remain unpaid TEN (10) working days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at ten percent (10%) per annum on the amount unpaid calculated from after the date due to the date of actual payment and all interest shall be deemed rent and shall be recoverable in like manner as arrears on rent.

5.3 **Removal & disposal of items found in premises**

(a) The Landlord may upon re-entry or determination of the tenancy, remove from the said premises any items, including all plant, machinery, fixtures and fittings premises belonging to the tenant and dispose or store such items in a warehouse at the cost of the Tenant, without being guilty of conversion or liable for loss or damage to such items by the said removal, disposal or storage

(b) With prejudice to clause 5.3(a), if the Tenant shall fail to remove any goods or thing from the said premises at the expiration or sooner determination of the said term, the Landlord shall be entitled in its sole discretion and without prior notice to the Tenant to sell such goods or things at such times and at such prices or for such consideration as the Landlord thinks fit and to apply the net proceeds of the sale towards payment of money owing from the Tenant to the Landlord, if any.

5.4 **Landlord not liable for accident, injuries by negligence, etc.**
Notwithstanding anything herein contained the Landlord shall be under no liability either to the Tenant or the Tenant's licensees, servants, visitors or others who may be permitted to enter or use the Building or any part thereof for accidents happening or for any injuries sustained or for loss of or damage to property, goods or chattels in the Building or in any part thereof whether arising from any act, omission or negligence of the Landlord or any servant or agent of the Landlord.

5.5 **Landlord's right to exhibit vacancy**
At all times within three (3) months immediately preceding the determination of the said Term the Landlord shall be entitled to exhibit outside the premises a notice stating that the premises will be vacant and available for lease.

5.6 Exclusion of Warranty
The Landlord does not expressly or impliedly warrant that the said premises, the Building, or any part thereof, are now or will in future remain suitable or adequate for all or any of the purposes of the Tenant or for any business to be carried on thereon or that particular business be carried on in the Building.

5.7 Illegal Workers
Notwithstanding anything herein contained, if at any time during the term of this Agreement, any prohibited immigrant is found on the said premises or the Tenant and/or permitted occupants is/are no longer allowed to reside in the Republic of Singapore, this Agreement shall immediately be terminated and the security deposit forfeited by the Landlord without prejudice to any right of action of the Landlord in respect of any breach of this Agreement by the Tenant

5.8 Severability
If any one or more of the provisions contained in this Agreement shall be deemed invalid unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

5.9 Waiver
The waiver by either party of a breach or default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operate as a waiver of any breach or default of the other party.

5.10 Option to Renew
The Landlord shall on the written request of the Tenant made not less than **Six** (6) months before the date of expiry of this tenancy, and if there shall not at the time of such request be any existing breach or any non-observance of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, grant to the Tenant an extension of the tenancy for a **further term of ten (10)** years from the date of expiry of this tenancy at a rent to be agreed based on the prevailing market rent but otherwise containing the like conditions, covenants and stipulations as are herein contained with the exception of this option for renewal.

5.11 Early Termination
This lease agreement is for a fixed term. In the event any party decides to terminate this agreement before its expiry for any reasons other than as provided for in this Agreement ("defaulting party"), then the other party ("innocent party") shall be entitled to enforce the terms of this Agreement for Specific Performance, Damages (to recover any losses suffered) or otherwise as the case may be, in accordance with the prevailing Laws of Singapore.

6.0 RENTAL RATE REVIEW
The owner reserves the right to review the rental rate every Two (2) years from the commencement date of this agreement, **subject to a maximum increment of the rental rate of 5% at each review adjustment**. Any adjustment to the rental rate shall be made with One (1) month advance notification to the tenant, upon which the tenant is required to make up for the differences in the security deposit as required by this agreement.

7.0 TERMINATION BY OWNER
The **Owner may terminate** this Agreement by giving **three (3) months' notice in writing** to the Tenant upon the occurrence of any one of the following events:-

(i) the Tenant is in arrears of three (3) months' rent;
(ii) the Tenant shall breach any of the terms herein and has not remedied the breaches (if capable of being remedied) within 3 months after notification from the Landlord to remedy.
(iii) the Tenant shall be adjudicated a bankrupt, or if a company a winding up order has been made against it.

8.0 Words importing the singular number include the plural number and vice versa and words importing the masculine gender include the feminine and neuter and words importing persons include also corporations.

9.0 Where the Tenant consists of two or more persons, all covenants and conditions herein contained shall be deemed to have been made and be binding on such persons jointly and severally

10.0 Any person who is not a party to this Agreement shall acquire no rights whatsoever under this Agreement by virtue of the Contracts (Rights of third Parties) Act

11.0 Service of Notice

Any notice served in connection with this Agreement shall be in writing and sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post and any notice to the Landlord shall be sufficiently served if sent address by registered post to the Landlord's registered address.

12.0 Governing Law

The validity, interpretation and enforcement of this Agreement and all rights, remedies, powers, obligations and liabilities hereunder shall be governed by the Laws of the Republic of Singapore. The parties herein submit themselves to the jurisdiction of the Courts of Singapore.

13.0 **IN WITNESS WHEREOF** the parties have hereunto set their hands the day and the year first above written

Signed by JULIA BENSILY)
On behalf for and on behalf of)
PRIME STRUCTURES HOLDINGS PTE LTD)
In the presence of:

PRIME STRUCTURES HOLDINGS PTE LTD

Witnessed by)
Name: R JOTHISARAVANAN)
NRIC No: 8728879, C)

PRIME STRUCTURES ENGINEERING PTE LTD

Signed by SONNY BENSILY)
On behalf for and on behalf of)
PRIME STRUCTURES ENGINEERING PTE LTD)
In the presence of:

Witnessed by)
Name: N SANTHI)
NRIC No: J1605781/I)